Exhibit 10.2

December 14, 2025

Re: Offerings (as defined below) by FibroBiologics, Inc. (the “Company”)

To Whom It May Concern:

The undersigned irrevocably agrees with the Company to vote all of the shares of Company’s voting stock over which the undersigned or any Affiliate of the undersigned (or any person in privity with the undersigned or any Affiliate of the undersigned) have voting control in favor of any resolution presented to the stockholders of the Company on the Stockholder Approval, including the Stockholder Approval provided for in the November 2025 SPA. This letter agreement (this “Letter Agreement”) is delivered to the Company in connection with the Company’s registered direct offering and concurrent private placement to be consummated by the Company pursuant to the Securities Purchase Agreement dated on or about the date hereof (the “December 2025 SPA”) (the “Offerings”) for which Offerings H.C. Wainwright & Co., LLC (the “Placement Agent”) is the exclusive placement agent of the Company. Capitalized terms not otherwise defined herein shall have the meanings set forth in the December 2025 SPA.

The undersigned acknowledges that the execution, delivery and performance of this Letter Agreement is a material inducement to the Company to complete the Offerings pursuant to the December 2025 SPA and a material inducement to the Placement Agent to place the Offerings pursuant to the December 2025 SPA and the Placement Agent shall be a third party beneficiary of this Letter Agreement and the Company shall be entitled to specific performance of the undersigned’s obligations hereunder.

This Letter Agreement may not be amended or otherwise modified in any respect without the written consent of each of the Company, the Placement Agent and the undersigned. This Letter Agreement shall be construed and enforced in accordance with the laws of the State of New York without regard to the principles of conflict of laws.

This letter is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

By:___________________________________ Name of Shareholder: Number of voting shares over which I have voting control: _________________